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EXHIBIT 11

STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                                                              FOR THE SIX MONTHS
                                                                ENDED JUNE 30
                                                           1998             1997
                                                        ----------------------------
NUMERATOR:
  Net Income                                            $7,324,000        $6,754,000
                                                        ============================

DENOMINATOR:
  Denominator for basic earnings per share -
    weighted average shares outstanding                  9,155,001         9,282,959
  Effect of diluted securities:
    Employee stock options                                  48,584            18,477
                                                        ----------------------------
  Denominator for diluted earnings per share -
    adjusted weighted average shares outstanding         9,203,585         9,301,436
                                                        ============================

BASIC EARNINGS PER SHARE                                $     0.80        $     0.73
                                                        ============================
DILUTED EARNINGS PER SHARE                              $     0.80        $     0.73
                                                        ============================
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